As filed with the Securities and Exchange Commission on April 3, 2025

Registration No. 333-200145

Registration No. 333-202857

Registration No. 333-209816

Registration No. 333-216206

Registration No. 333-223159

Registration No. 333-229778

Registration No. 333-236632

Registration No. 333-253467

Registration No. 333-262936

Registration No. 333-269878

Registration No. 333-271390

Registration No. 333-277333

Registration No. 333-281289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-200145

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-202857

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-209816

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-216206

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-223159

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-229778

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-236632

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-253467

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-262936

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-269878

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-271390

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-277333

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-281289

UNDER

THE SECURITIES ACT OF 1933

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-2568057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

2023 Employment Inducement Award Plan

2014 Equity Incentive Award Plan

2014 Employee Stock Purchase Plan

2007 Stock Incentive Plan

(Full title of the plans)

Kelly G. Huller

Executive Vice President, General Counsel

Globus Medical, Inc.

2560 General Armistead Avenue

Audubon, PA 19403

(610) 930-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Nevro Corp., a Delaware corporation (the “Registrant”), on Form S-8, in each case as amended by any post-effective amendments thereto (each, a “Registration Statement” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.001 per share (the “Registrant’s Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement No.  333-200145, filed with the SEC on November 12, 2014, registering a total of 1,812,555 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan, a total of 196,666 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan and a total of 2,892,689 shares of the Registrant’s Common Stock under the Registrant’s 2007 Stock Incentive Plan or the Registrant’s 2014 Employee Stock Purchase Plan, as applicable;

•

Registration Statement No.  333-202857, filed with the SEC on March 18, 2015, registering a total of 994,619 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Plan and a total of 248,654 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-209816, filed with the SEC on February 29, 2016, registering a total of 1,125,742 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 281,435 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-216206, filed with the SEC on February 23, 2017, registering a total of 1,155,474 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 288,868 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-223159, filed with the SEC on February 22, 2018, registering a total of 1,189,502 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 297,375 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-229778, filed with the SEC on February 21, 2019, registering a total of 1,210,541 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 302,635 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-236632, filed with the SEC on February 25, 2020, registering a total of 1,261,774 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 315,443 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-253467, filed with the SEC on February 24, 2021, registering a total of 1,383,322 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan and a total of 235,590 shares of the Registrant’s Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan;

•

Registration Statement No.  333-262936, filed with the SEC on February 23, 2022, registering a total of 1,401,066 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan;

•

Registration Statement No.  333-269878, filed with the SEC on February 21, 2023, registering a total of 1,420,820 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan;

•

Registration Statement No.  333-271390, filed with the SEC on April 21, 2023, registering a total of 400,000 shares of the Registrant’s Common Stock under the Registrant’s 2023 Employment Inducement Award Plan;

•

Registration Statement No.  333-277333, filed with the SEC on February 23, 2024, registering a total of 1,454,458 shares of the Registrant’s Common Stock under the Registrant’s 2014 Equity Incentive Award Plan; and

•

Registration Statement No.  333-281289, filed with the SEC on August 6, 2024, registering a total of 500,000 shares of the Registrant’s Common Stock under the Registrant’s 2023 Employment Inducement Award Plan.

On April 3, 2025, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2025, by and among the Registrant, Globus Medical, Inc. a Delaware corporation (“Parent”), and Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into Registrant (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold or otherwise unissued at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold or otherwise unissued under the Registration Statements as of April 3, 2025.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Audubon, Pennsylvania, on this 3rd day of April, 2025.

NEVRO CORP.

By:	/s/ Keith Pfeil
Name:	Keith Pfeil
Title:	Chief Operating Officer and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.